UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 14, 2010

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Schedule II to the Indenture dated as of May 4, 2010 relating to Lennar’s (the “Company’s”) 2.00% Convertible Senior Notes due 2020 (the “Notes”) is a Projected Payment Schedule. The copy of Schedule II that is attached to the Indenture says that the Projected Payment Schedule may be obtained upon written request. In order to facilitate access to the Projected Payment Schedule, it is being furnished as Exhibit 99.1 to this Report.

The Projected Payment Schedule reflects both the fixed interest payments on the Notes and estimates of the amount and timing of contingent interest payments, as well as a payment on maturity of the Notes taking into account the fair market value of the Company’s Class A common stock that might be issued upon conversion of the Notes.

The amount and timing of contingent interest payments and the fair market value of the Company’s Class A common stock that might be issued upon conversion of the Notes are both forward-looking statements, which are estimates of what may happen in the future. It is unlikely that the actual contingent interest payments under the formula in the indenture or the future fair market value of the Company’s Class A common stock will be exactly as estimated. The Company is not obligated to make payments as reflected in the Projected Payment Schedule. Its only obligation is to make payments as required by the Notes and the indenture under which they were issued.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Schedule II to Indenture dated May 4, 2010 relating to the Company’s 2.00% Convertible Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Schedule II to Indenture dated May 4, 2010 relating to the Company’s 2.00% Convertible Senior Notes due 2020.